UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

EXPLANATORY NOTE

We are amending our Form 8-K filed on November 21, 2017 to update a change in status of our Funding Agreement with William Marshal Plc.

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Form 8-K Current Report filed on November 21, 2017, on November 20, 2017, Global Equity International, Inc. (“Company”) entered into a Funding Agreement with William Marshal Plc., a company incorporated under the laws of the United Kingdom (“Lender”), pursuant to which the Lender agreed to loan the Company a minimum of £2,000,000 (approximately US$2,636,000). The loan will be funded in one or more tranches beginning the first week of December 2017. The proceeds of the loan will be used by the Company to acquire up two financial advisory firms with funds under management. Note: On December 7, 2017, we received a letter from William Marshal Plc advising us that there have been some technical delays in funding the above loan this week and next. However, the letter from William Marshal Plc states that it still expects to commence the funding program in this December.

The two financial advisory firms are located in the United Kingdom (“UK”) and the isle of Man, respectively. The UK based firm has approximately US$51,000,000 in funds under management and the Isle of Man based firm has approximately US$39,000,000 in funds under management. Both of these firms have been in business for several years and are owned by the same company. We intend to enter into definitive acquisition agreements for these two firms in the near future.

Some of the proceeds of the loan will be used for reduction of our indebtedness and for our general working capital purposes.

Each tranches of the loan will be evidenced by a Convertible Note, bearing interest at 6% per annum. Interest on the Convertible Notes is payable semi-annually. The first semi-annual interest payment shall be made in cash or, at the option of the Lender, in shares of our Common Stock at the conversion price indicated in the Convertible Notes. The Convertible Notes will mature on the 366th day following issuance (“Maturity Date”). The principal and any accrued, but unpaid, interest outstanding on the Maturity Date shall be mandatorily converted into shares of our Common Stock.

The conversion price under the Convertible Notes shall be equal to the greater of U.S.$0.02 or the average closing price of Borrower’s Common Stock on the Over-the-Counter Bulletin Board for the prior 60 trading days (subject to equitable adjustments for stock splits and similar events). A “trading day” shall mean any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded or quoted.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2017

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description
10.1*	Funding Agreement, dated November 20, 2017, by and between Global Equity International, Inc. and William Marshal Plc

10.2**	Letter from William Marshal Plc to Global Equity International, Inc. dated December 7, 2017

99.1*	Press Release, dated November 21, 2017

*Incorporated herein by reference to Form 8-K Current Report filed with the Commission on November 21, 2017.

** Filed herewith.